Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

November 12, 2007

MIDWEST AIR GROUP REPORTS OCTOBER PERFORMANCE

Milwaukee, Wisconsin, November 12, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported October performance data for Midwest Airlines and Midwest Connect.

Midwest Air Group, Inc. – Performance Report
					Ten Months Ended
	October				October 31,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	388,220	335,337	15.8		3,994,637	3,417,210	16.9
Scheduled Service Available Seat Miles (000s)	542,297	438,466	23.7		5,120,615	4,440,529	15.3
Total Available Seat Miles (000s)	546,013	441,229	23.7		5,153,971	4,491,041	14.8
Load Factor (%)	71.6%	76.5%	(4.9)	pts.	78.0%	77.0%	1.0	pts.
Revenue Yield (estimate)	$0.1553	$0.1507	3.1		$0.1407	$0.1439	(2.2)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1112	$0.1152	(3.5)		$0.1098	$0.1107	(0.9)
Total Revenue per Total ASM (estimate)	$0.1238	$0.1298	(4.6)		$0.1223	$0.1232	(0.7)
Number of Flights	10,874	9,181	18.4		99,376	92,175	7.8
Into-plane Fuel Cost per Gallon (estimate)	$2.06	$2.09	(1.3)		$2.11	$2.18	(3.2)

Midwest Airlines Operations
Origin & Destination Passengers	293,729	296,372	(0.9)		3,232,623	3,024,155	6.9
Scheduled Service Revenue Passenger Miles (000s)	327,462	312,981	4.6		3,592,709	3,197,252	12.4
Scheduled Service Available Seat Miles (000s)	446,043	406,492	9.7		4,537,840	4,120,480	10.1
Total Available Seat Miles (000s)	449,759	409,255	9.9		4,571,196	4,170,625	9.6
Load Factor (%)	73.4%	77.0%	(3.6)	pts.	79.2%	77.6%	1.6	pts.
Revenue Yield (estimate)	$0.1326	$0.1337	(0.8)		$0.1238	$0.1281	(3.3)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.0973	$0.1029	(5.4)		$0.0981	$0.0994	(1.3)
Total Revenue per Total ASM (estimate)	$0.1133	$0.1196	(5.3)		$0.1128	$0.1138	(0.9)
Average Passenger Trip Length (miles)	1,115	1,056	5.6		1,111	1,057	5.1
Number of Flights	4,446	4,583	(3.0)		46,397	44,919	3.3
Into-plane Fuel Cost per Gallon (estimate)	$2.02	$2.09	(3.1)		$2.10	$2.17	(3.3)

Midwest Connect Operations
Origin & Destination Passengers	137,390	69,079	98.9		1,037,030	694,412	49.3
Scheduled Service Revenue Passenger Miles (000s)	60,758	22,356	171.8		401,928	219,958	82.7
Scheduled Service Available Seat Miles (000s)	96,254	31,974	201.0		582,775	320,049	82.1
Total Available Seat Miles (000s)	96,254	31,974	201.0		582,775	320,416	81.9
Load Factor (%)	63.1%	69.9%	(6.8)	pts.	69.0%	68.7%	0.3	pts.
Revenue Yield (estimate)	$0.2778	$0.3885	(28.5)		$0.2918	$0.3736	(21.9)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1754	$0.2716	(35.4)		$0.2012	$0.2568	(21.6)
Total Revenue per Total ASM (estimate)	$0.1863	$0.3026	(38.4)		$0.2197	$0.2878	(23.6)
Average Passenger Trip Length (miles)	442	324	36.6		388	317	22.4
Number of Flights	6,428	4,598	39.8		52,979	47,256	12.1
Into-plane Fuel Cost per Gallon (estimate)	$2.21	$2.13	3.6		$2.15	$2.22	(3.4)

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

This performance report includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service, which launched April 1, 2007, has allowed for the opening of new markets as well as the conversion to Midwest Connect of some flights previously flown by Midwest Airlines.

Readers of Travel+Leisure named Midwest Airlines “Best Domestic Airline” in the magazine’s 2007 World’s Best Awards competition. The airline features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 52 cities. More information is available at http://www.midwestairlines.com.

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